UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)	April 26, 2006

21st Century Insurance Group
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 26, 2006 Jesus C. Zaragoza age 32, was designated as Principal Financial Officer of 21st Century Insurance Group, Inc. (the "Company"), to serve in such capacity pending the appointment by the Company of a new Chief Financial Officer. Mr. Jesus C. Zaragoza currently serves as Vice President and Controller of the Company a position which he has held since February 24, 2006. From December 10, 2003 to February 24, 2006 Jesus Zaragoza was employed as Financial Manager, Assistant Vice President and Financial Controller. Before joining the Company Mr. Zaragoza spent seven years in the audit practice at Deloitte & Touche.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: April 26, 2006	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel